Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                 Form S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                         Data General Corporation
           (Exact name of Registrant as specified in its charter)

             Delaware                      04-2436397
    (State or other jurisdiction of    (IRS Employer Identification No.)
     ncorporation or organization

      4400 Computer Drive, Westboro, Massachusetts (508) 898-5000 (address, including zip code and telephone number of regi principal executive offices)

                1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                         (Full Title of the Plan)

                          RONALD L. SKATES
                  President and Chief Executive Officer
                      Data General Corporation
                         4400 Computer Drive
                     Westboro, Massachusetts 01580
                           (508) 898-5000
(name, address, including zip code and telephone number of agent for service)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:


                        Carl E. Kaplan, Esq.
                     Fulbright & Jaworski L.L.P
                         666 Fifth Avenue
                      New York, New York 10103

     Approximate date of proposed commencement of sales pursuant to the 1994 Non-Employee Director Stock Option Plan: As and when options become exercisable after the effective date of this Registration Statement.


                           CALCULATION OF REGISTRATION FEE

Title of each class of      Amount to be    Proposed Maximum   Proposed maximum    Amount of
securities to be            registered      offering price     aggregate offering  registration
registered                                  per share          price               fee
                                            (a)                (a)

Common Stock, $.01          150,000         $7.75              $1,200,000          $401.00
par value                   shares

(a) The price stated is estimated in accordance with Rule 457(g) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying the sum of the number of additional shares registered as part of this Registration Statement (150,000) as to which options may be granted under the Plan by the closing sale price for the Common Stock ($7.75) on the New York Stock Exchange on April 5, 1994.


                        Data General Corporation

                 Employee Qualified Stock Purchase Plan

     Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

Form S-8 Item No.                         Heading or Location in Prospectus

1.   Forepart of Registration Statement and Outside Front
     Cover Page of Prospectus
     (a) .. . .. . .. . .. . .. . .. . .  Facing Page
     (b) . . . . . . . . . . . . . . . .  Cross-Reference Sheet
     (c) . . . . . . . . . . . . . . . .  Outside Front Cover

2.   Inside Front Page and Outside Back Cover Pages of Prospectus
     (a) . . . . . . . . . . . . . . . .  Inside Front Cover
     (b) . . . . . . . . . . . . . . . .          *
     (c) . . . . . . . . . . . . . . . .  Inside Front Cover
     (d) . . . . . . . . . . . . . . . .          *
     (e) . . . . . . . . . . . . . . . .          *
     (f) . . . . . . . . . . . . . . . .          *
     (g) . . . . . . . . . . . . . . . .  Outside Back Cover

3.   Summary Information and Risk Factors and Ratio of
      Earnings to Fixed Charges
     (a) . . . . . . . . . . . . . . . .  Introduction
     (b) . . . . . . . . . . . . . . . .  Introduction
     (c) . . . . . . . . . . . . . . . .          *
     (d) . . . . . . . . . . . . . . . .          *

4.   General Information Regarding the Plan
     (a) . . . . . . . . . . . . . . .    Outside Front Cover, Introduction
     (b) . . . . . . . . . . . . . . .    The Plan-Nature and Purposes
     (c) . . . . . . . . . . . . . . . .  The Plan-Federal Tax
     (d) . . . . . . . . . . . . . . . . The Plan-Eligibility and Participation
     (e) . . . . . . . . . . . . . . .    The Plan-Federal Tax
     (f) . . . . . . . . . . . . . . . .         *

5.   Securities to be Offered and Employees Who May
     Participate in the Plan
     (a) . . . . . . . . . . . . . . . .  Outside Front Cover: The Plan
     (b) . . . . . . . . . . . . . . . .  The Plan-Resale of Shares
     (c) . . . . . . . . . . . . . . . .  The Plan-Eligibility and Participation
     (d) . . . . . . . . . . . . . . . .  The Plan

6.   Purchase of Securities Pursuant
     to the Plan.                         The Plan-Grant and Exercise of Options


7.   Payment for Securities Offered
     (a) . . . . . . . . . . . . . . . .  The Plan-Grant and Exercise of Options
     (b) . . . . . . . . . . . . . . . .          *

8.   Contributions under the Plan. . . .          *

9.   Withdrawal from the Plan - Assignment of Interest
     (a) . . . . . . . . . . . . . . . .          *
     (b) . . . . . . . . . . . . . . . .  The Plan NonTransferability of Options

10.  Defaults under the Plan . . . . . .          *

11.  Administration of the Plan
     (a) . . . . . . . . . . . . . . . .  The Plan-Administration
     (b) . . . . . . . . . . . . . . . .  The Plan-Administration

12   Investment of Funds . . . . . . . .          *

13.  Charges, Deductions and Liens therefor .     *

14.  Description of Registrant's Securities
     (a) . . . . . . . . . . . . . . . .  Incorporation by Reference
     (b) . . . . . . . . . . . . . . . .          *

15.  Incorporation of Certain Documents   Incorporation by Reference
     by Reference

16.  Additional Information. . . . . . .          *

17.  Interest of Named Experts and . . .  Appendix B
     Counsel

18.  Disclosure of Commission Position .  Securities and Exchange
     on Indemnification for Securities .  Commission Position on
     Act Liabilities                      Indemnification for
                                          Securities Act Liabilities

- ------------------

*  Not Applicable




P R O S P E C T U S




                                150,000  Shares

                          Data General Corporation

                                 Common Stock
                              ($.01 Par Value)

                                   Under the
                           Data General Corporation
                 1994 Non-Employee Director Stock Option Plan


                                _______________

     Participation in Data General Corporation's 1994 Non-Employee Director Stock Option Plan (the "Plan") is offered on the basis set forth herein to each non-employee director upon his election to the Board of Directors of Data General Corporation upon the terms and conditions of
individual option agreements entered into pursuant to the Plan.   Data
General Corporation is herein referred to as the "Company" or "Data
General."
                               _______________

     Offers or resales of shares of common stock acquired under the Plan by "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"), are subject to certain restrictions (see "Resale of Shares By Affiliates").
                              _______________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _______________

     No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been
authorized by the Company.   This Prospectus does not constitute an
offer to sell, or a solicitation of an offer to buy, any of the securities offered by this Prospectus in any jurisdiction to any person to whom it is unlawful to make such an offer of solicitation.
                             _______________

           The date of this Prospectus is April 6, 1994

     The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date of
this Prospectus.   Statements in this Prospectus as to the provisions
of the Plan are not necessarily complete and in each instance reference is made to the copy of the Plan which appears as Appendix
A to the Prospectus, and each such statement in this Prospectus is qualified in all respects by such reference.

     The Company does not intend to update this Prospectus in the future unless and until there is a material change in the information
contained herein.   However, the Company intends to reflect any change
in the information contained in this Prospectus by distributing, as and when considered appropriate by the Company in light of the nature of such change, an Appendix to every person to whom this Prospectus has previously been given and who continues to hold or is granted an outstanding option under the Plan, unless such change (i) is reflected in any document filed by the Company with the Securities and Exchange Commission (the "Commission") after the date of this Prospectus and incorporated by reference into this Prospectus, (ii) is otherwise communicated to such person in accordance with the rules and regulations of the Commission in effect from time to time, or (iii) is not required to be reflected in an update to this Prospectus by such rules
and regulations.   Notwithstanding the foregoing, any person holding
options who receives only the Appendix may obtain a copy of this Prospectus, upon request, from the Company, 4400 Computer Drive,
Westboro, Massachusetts 01580, Attention: Mr. David Roy, Office of
Public Affairs.


                 AVAILABLE INFORMATION

     Data General is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith, files proxy statements, reports and other
information with the Commission.   Such proxy statements, reports and
other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the
Commission:  Suite 1400, Northwestern Atrium Center, West Madison
Street, Chicago, Illinois 60661 and Room 1100, Jacob Javits Federal Building, 26 Federal Plaza, New York, New York, 10007. Copies of such material can be obtained at prescribed rates from the Public Reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such information can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New
York 10005.

     The Company has filed with the Commission a Registration
Statement under the 1933 Act with respect to the securities offered
hereby.   This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in
accordance with the rules and regulations of the Commission.   For
further information with respect to the Company and the securities covered hereby, reference is made to the Registration Statement and to the exhibits thereto filed as a part thereof.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the documents that have been incorporated by reference in the Registration Statement of which this Prospectus is a part, other than exhibits to such
documents.   Requests should be addressed to:  Mr. David Roy, Office
of Public Affairs, Data General Corporation, 4400 Computer Drive, Westboro, Massachusetts 01580 (telephone number (508) 898-5000).




                     INTRODUCTION

     The Company has filed a Registration Statement with the Commission under the 1933 Act for the registration of 32,000 shares of Common Stock, $.01 par value per share ("Common Stock"), of Data
General Corporation which may be purchased by the exercise of options granted pursuant to the Plan.

     The principal executive offices of the Company are located at 4400 Computer Drive, Westboro, Massachusetts 01580 and the telephone number is (508) 898-5000.




                       THE PLAN

Nature and Purposes of the Plan

     The Plan was adopted by the Board of Directors on November
1, 1993 and approved by the stockholders on January 26, 1994.  The
Plan is intended to strengthen the ability of the Company to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make a substantial contribution to the success of the Company's business by serving as members of the Company's Board of Directors and to provide additional incentive for such non-employee directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock.

 Duration and Modification

     The Plan will terminate on December 31, 2004; provided, however, that options granted on or before such date will remain exercisable, in accordance with their respective terms, after the termination of the Plan.

     The Board of Directors of the Company may at any time terminate or from time to time modify or suspend the Plan, provided that no such modification without the approval of the stockholders of the Company shall: (a) increase the maximum number of shares which may be issued under the Plan in the aggregate or the number of shares which may be issued to any one non-employee director (except for appropriate adjustments in the event of split-ups, combinations of shares, recapitalizations or stock dividends); or (b) amend the option exercise price (except for appropriate adjustments in the event of split-ups, combinations of shares, recapitalizations or stock dividends); (c) extend the period during which options may be granted under the Plan; or (d) shorten the period over which the restrictions against disposition and the obligation of resale lapse except as otherwise provided in the Plan.

Administration of the Plan

     The Plan shall be administered by the Board of Directors of the Company. The address of the Board is c/o Data General Corporation, 4400 Computer Drive, Westboro, Massachusetts 01580. For information regarding the present composition of the Board of Directors, see Appendix B.

Federal Income Tax Consequences

     Fulbright & Jaworski, L.L.P., counsel to the Company, has
provided the Company with the following general description of the Federal income tax consequences of the grant and exercise of options and the sale of option shares. These consequences will vary depending upon, among other factors, whether the optionee pays the exercise price with shares or with consideration other than shares. Each optionee is urged to consult his own tax advisor regarding his participation in the Plan.

     An option granted under the Plan is a non-statutory option and is taxed in accordance with Section 83 of the Internal Revenue Code of
1954, as amended (the "Code"), and the regulations thereunder.   Such
option is not a "restricted stock option" within the meaning of Section 424
of the Code.   The general tax rules applicable to such options are
summarized below.

     1. An optionee will recognize no taxable income upon the grant of an option.

     2. In the event an optionee exercises an option or acquires shares which are not subject to the restrictions on disposition or obligation of resale imposed under the Plan or to other restrictions which make the shares "non-transferable" or subject to a "substantial risk of forfeiture" under Section 83 of the Code, the optionee will recognize gain taxable as ordinary income on the date the shares are "transferred" to the optionee to the extent that the market value of the shares on such date exceeds the
     exercise price.   The holding period for determining long-term
     capital gain on shares purchased by the optionee begins on the date the shares are transferred to the optionee, and the basis of the shares will equal the market value of the shares on such date. Shares will be treated as having been transferred to an optionee on the date the shares are issued to such optionee, which date generally will be the date of exercise of the option.

     3. If an optionee exercises an option and acquires shares which are subject to the restrictions on disposition and obligation of resale imposed under the Plan or to other restrictions which make the shares "non-transferable" and subject to a "substantial risk of forfeiture" under Section 83 of the Code, the optionee generally will not recognize gain taxable as ordinary income until
     the date on which such restrictions lapse.   The amount of the
     gain on such date will equal the amount by which the market value of the shares on such date exceeds the exercise price.
     The holding period for determining long-term capital gain on shares purchased by the optionee begins on such date, and the basis of the shares will equal the market value of the shares on such date.

     4. As an alternative to the result described in (3), an optionee who exercises an option may elect, within a period not later than
     30 days after the shares are transferred to the optionee, to treat the shares as not subject to a substantial risk of forfeiture and thus recognize ordinary income for the year in which the shares are transferred to the extent of the difference, if any, between the fair market value of the shares on the date of transfer and the
     exercise price.   Once the election is made it may not be revoked
     without the consent of the Secretary of the Treasury.   If such an
     election is made, any appreciation in the value of the shares occurring subsequent to the date of transfer will be eligible for capital gain treatment, and in the event of a forfeiture of the shares under the Plan subsequent to the election, the optionee will not be allowed a deduction in respect of such forfeiture.
     The holding period for determining long-term capital gain on shares purchased by an optionee who makes such an election begins on the date of transfer, and the basis of the shares will be an amount equal to their market value on the date of transfer.

     5. If the shares acquired upon the exercise of an option are sold subsequent to the date on which ordinary income is recognized as discussed above, any gain or loss on such sale will be a capital gain or loss to the extent of the difference between the basis of the shares and the amount realized on the sale of the shares.

     6.   Some but not all of the Federal income tax consequences of an optionee's use of shares as payment for all or a portion of the exercise price of a non-statutory stock option are set forth in a
     ruling published by the Internal Revenue Service in 1980.   Under
     the ruling, one set of tax consequences applies to those shares received which are equal in number to the number of shares surrendered and another set of tax consequences applies to those shares received which are in excess of the number of shares surrendered.

          The ruling provides that if an optionee pays the exercise price of an option with stock and receives shares which are not subject to restrictions which make the shares "non-transferable" or subject to a "substantial risk of forfeiture" under Section 83 of the Code, then as to those shares received which are equal in number to the number of shares surrendered:

     (i) no gain or loss will be recognized by the optionee upon the receipt of such shares or upon the surrender of shares in payment of the exercise price;

     (ii) the optionee's basis in the shares received will be the same as his basis in the shares surrendered; and

     (iii) the holding period of the shares received will include the holding period of the shares surrendered.

        To the extent the number of shares received on the exercise exceeds the number of shares surrendered and if, as in the ruling, the shares received are not subject to restrictions which make the shares "non-transferable" or subject to a "substantial risk of forfeiture" under Section 83 of the Code, then as to such excess shares:

     (i) the optionee will recognize ordinary income in an amount equal to the fair market value of the excess shares on the date such shares are transferred to the optionee;

     (ii) the optionee's basis in the excess shares will equal their fair market value on the date such shares are transferred to the optionee; and

     (iii) the holding period for such excess shares will begin on the date such shares are transferred to the optionee.

        In general, the Company will be allowed a business expense deduction to the extent that an optionee is required to recognize ordinary income pursuant to the foregoing rules.

     The Plan is not a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code nor is it an "employee benefit plan" subject to the provisions of the Employee Retirement Income
Security Act of 1974.

Securities Subject to the Plan

     The Company has reserved an aggregate of 150,000 shares of Common Stock for issuance under the Plan. If, prior to the termination of the Plan, options granted expire or terminate for any reason without having been exercised in full, or shares issued under the Plan are reacquired by the Company pursuant to the provisions of the Plan, such shares (or unpurchased shares subject to option) will again become available for issuance under the Plan. For information regarding the number of shares issued, outstanding and available for the grant of additional options under the Plan as of a recent date, see Appendix B.

Adjustment of Option Shares

     In the event that the number of outstanding shares of Common
Stock of the Company shall be changed by reason of split-ups, combinations of shares, recapitalizations or stock dividends, the number of shares covered by outstanding options, the option exercise price and the number of shares which may thereafter be available under the Plan may be appropriately adjusted as determined by the Board of Directors so as to reflect any such change.

Eligibility and Participation

     Options to purchase up to 4,000 shares of the Company's
Common Stock shall automatically be granted under the Plan to each non-employee director of the Company on the date of his election(s) to the Board of Directors. Directors who, on the date of their election(s) to the Board, are also officers of the Company are not eligible to receive options under the Plan.

Non-Transferability of Options

     No option under the Plan shall be sold, assigned, pledged, encumbered or otherwise transferred by the employee who is granted such option.

Restrictions on Disposition and Obligation of Resale of Stock

     Shares of Common Stock acquired by a non-employee director pursuant to the exercise of an option under the Plan shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated, except as provided below. (Any such sale, transfer or other disposition, or any pledge or other hypothecation shall hereinafter be referred to as a "disposition".) In the event of the non-employee director's cessation of service as a director for any reason except death or with the consent of the Company, such shares shall, except as provided below, be offered for resale to the Company at their original acquisition price. Shares as to which the restrictions against disposition and the obligation of resale to the Company have lapsed in accordance with the provisions set forth below shall be referred to as "free shares." Shares as to which the restrictions against disposition and obligation of resale to the Company have not lapsed as provided below shall be referred to as "restricted shares."

     The restrictions against disposition and the obligation of resale to the Company of shares acquired pursuant to the Plan shall lapse cumulatively to the extent of twenty-five percent (25%) of the grant on each anniversary date of the date of the non-employee director's initial election as a director. Any provision for the lapse of the restrictions against disposition and the obligation of resale shall apply with respect to shares subject to an option whether or not the option has been exercised in whole or in part on the date of lapse. Upon the occurrence of the earlier of the death of the non-employee director or the non-employee director's cessation of service as a director with the consent of the Company the restrictions against disposition and obligation of resale to the Company of shares as to which such restrictions and obligation have not otherwise lapsed under the Plan shall immediately lapse. In the event of the non-employee director's cessation of service as a director for any reason except death or with the consent of the Company, shares issued to the optionee pursuant to the exercise of an option under the Plan which have not, as of the date of cessation of service as a director, become free shares, as defined above, shall become subject to an obligation of immediate resale to the Company.
Shares subject to such obligation of resale shall be delivered to the Company within 30 days following the optionee's cessation of service as a director. Within 60 days following a timely delivery of shares, the Company will compensate the non-employee director (at the original acquisition price) for such number of shares as the Company elects to purchase and will return to the non-employee director any shares not so purchased. In the event the Company declines to repurchase any or all of such shares, the shares shall remain the property of the non-employee director and all remaining restrictions shall lapse at the rate set forth in the Plan. Restricted shares which are not delivered to the Company within 30 days following the cessation of service as a director shall remain subject to the restrictions against disposition and such restrictions shall not lapse as otherwise provided in the Plan and in the non-employee director's option agreement. The Company is not required to repurchase shares issued to employees under the Plan.

     Notwithstanding any of the foregoing restrictions, any free or restricted shares acquired under the Plan may at any time be pledged or otherwise hypothecated to secure borrowings by the non-employee director to obtain the acquisition price to be paid by the non-employee director for such shares; provided, however, that the amount of such borrowing may not exceed the acquisition price of such shares.

Resale of Shares by Affiliates

     Shares of the Company's Common Stock purchased upon exercise of options granted under the Plan may be resold freely, except that any optionee deemed to be an "affiliate" of the Company, within the meaning of the 1933 Act and the rules and regulations promulgated thereunder, may not sell shares acquired upon exercise of options granted under the Plan unless such shares have been registered by the Company under the 1933 Act for resale by such optionee or an exemption from registration under the 1933 Act is available. Rule 144, promulgated under the 1933 Act, which contains limitations on the manner of sale and the amount of shares that may be sold, provides an exemption from registration under the 1933 Act. A director of the Company may be deemed an "affiliate" of the Company.

Directors-Section 16(b) Liability

     Section 16(b) of the 1934 Act provides, generally, that any profit realized by a director of the Company from the purchase and sale or sale and purchase of any equity security of the Company within any six-month
period is recoverable by the Company.   With respect to options granted
under the Plan, the grant of the option will generally constitute a "purchase" and the sale of shares received pursuant to the Plan will generally constitute a sale for purposes of Section 16(b). The surrender of shares of Common Stock previously owned to acquire additional shares by exercise of an option will not constitute a "sale."

     The Company believes that the Plan meets the requirements of
Section 16(b)(3) of the 1934 Act and, accordingly, the acquisition of an option by a director of the Company will be exempt from the operations of Section 16(b).

Grant and Exercise of Options; Death and Cessation of Service as a Director

     A non-employee director electing to exercise an option under the Plan shall give written notice to the Company of such election and of the number of shares the non-employee director has elected to acquire.
Until the non-employee director has been issued a certificate or certificates for the shares so acquired, the non-employee director shall possess no stockholder rights with respect to any such shares.

     The option price shall be payable upon the exercise of the option and shall be payable in cash, by certified check, by cashier's check, or in shares of Common Stock. If shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the difference in cash or by check to the non-employee director.

     The exercise price for options granted under the Plan shall be one hundred per cent (100%) of the fair market value per share of Common Stock on the date of such grant.

     Any questions as to the acquisition price of shares, and whether there has been a cessation of service as a director shall, subject to the Plan, be determined by the Board of Directors and its determination of such questions shall be final. In addition, in the event of any split-ups, combinations of shares, recapitalizations or stock dividends, the Board of Directors is authorized to make appropriate adjustments in the option agreements.

     The individual option agreements provide that options must, except in cases involving a non-employee director's death or cessation of service as a director with the consent of the Company, be exercised
by the non-employee director while a director of the Company.   If a
non-employee director dies while serving as a director of the Company prior to the expiration of his option, his executor, personal representative or beneficiary, as the case may be, has the right to exercise the option to the extent the non-employee director could have exercised the option at the time of his death, at any time within twelve months from the date of death. If the non-employee director shall cease to serve as a director with the consent of the Company before his option shall have terminated, he must exercise the option within twelve months after the date on which he ceases to serve as a director of the Company.

                         OPTIONS OUTSTANDING

     For information regarding outstanding options as of a recent date, see Appendix B.




               REPORTS TO STOCKHOLDERS AND OPTIONHOLDERS

     The Company will furnish its stockholders and persons holding options under the Plan with annual reports containing audited consolidated financial statements and with quarterly reports for the first three quarters of its fiscal year containing unaudited condensed consolidated statements of operations.


                            LEGAL MATTERS

     Legal matters in connection with the sale of the shares of Common Stock offered hereby are being passed upon for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York.

     For information regarding the ownership of Common Stock by certain partners and associates of Fulbright & Jaworski L.L.P. as of a recent date, see Appendix B.

                              EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Data General Corporation for the fiscal year ended September 25, l993, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.


           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in and made a part of this Prospectus by reference as of their respective dates:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 25, 1993.

     (2) The Company's Quarterly Report on Form 10-Q for the thirteen weeks ended December 25, 1993.

     (3) The description of the Company's Common Stock in Item 1 of the Company's Registration Statement on Form 8-A under the '34 Act, dated November 7, 1973.

     In addition to the foregoing documents, all documents subsequently filed by the Company with the Commission pursuant to Sections 13, 14 or 15(d) of the '34 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.






         SECURITIES AND EXCHANGE COMMISSION POSITION ON
         INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article VI of the Company's By-Laws contains provisions for the indemnification of directors, officers and employees of the Company within the limitations permitted by Section 145.

     The Company carries a directors' and officers' liability insurance policy which provides for payment of certain liabilities and related expenses of the Company's directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Company's By-Laws and the General Corporation Law of Delaware.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933
Act and is therefore unenforceable.


APPENDIX A
                            DATA GENERAL CORPORATION

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


1.   Purpose

     The Data General Corporation 1994 Non-Employee Director Stock
Option Plan (the "Plan") is intended to strengthen the ability of Data General Corporation (the "Company") to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business by serving as members of the Company's Board of Directors and to provide additional incentive for such non-employee directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock, $.01 par value ("Common Stock"). Accordingly, the Company will grant to each non-employee director (the "Optionee") an option (the "Option") to purchase shares of Common Stock of the Company on the terms and conditions hereinafter established.

2.    Administration of the Plan

     The Plan shall be administered by the Board of Directors of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any agreement or of other matters related to the Plan shall be final. The Board of Directors may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan.

3.    Stock Subject to the Plan

     The shares to be issued under the Plan shall be made available either from authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased in the open market.

     Shares issued under the Plan shall be subject to the terms, conditions and restrictions specified in the Plan.

     Subject to the provisions of the succeeding paragraphs of this
Section 3, the aggregate number of shares which may be issued under the Plan shall not exceed 150,000 shares.

     If prior to December 31, 2004, shares issued under the Plan shall be reacquired by the Company pursuant to the provisions hereof, such shares shall again become available for issuance under the Plan.

     In the event that the number of outstanding shares of Common
Stock of the Company shall be changed by reason of split-ups, combinations of shares, recapitalizations or stock dividends, the number of shares which may thereafter be available under the Plan, the number of shares held under Option and the option exercise price may be appropriately adjusted as determined by the Board of Directors so as to reflect any such change.



4.    Eligibility and Grant of Options

     An Option to purchase 4,000 shares of the Company's Common
Stock shall automatically be granted under the Plan to each non-employee director of the Company on the date(s) of his election(s) to the Board of Directors. A newly elected director who receives an option to purchase the Company's Common Stock pursuant to the Non-
Employee Director Restricted Stock Option Plan, or similar option plan for a director's initial election to the Board of Directors, will not be eligible to receive an option pursuant to the Plan. Directors who, on the date of their election(s) to the Board, are also officers of the Company are not eligible to receive an Option under the Plan.

     The exercise price for Options granted under the Plan shall be one hundred (100%) percent of the closing price per share on the New York Stock Exchange of Common Stock on the date of such grant.

5.    Non-Transferability of Options

     The term of the Option shall be for a period of ten years from the date of issuance. The right of the Optionee to purchase Common Stock through the exercise of the Option, wholly or in part, shall be available to the Optionee at any time during the term of the Option subject to the restrictions on disposition and the obligation of resale as provided in
Section 7 hereof.

     The Option shall be exercisable by the Optionee only while serving as a director of the Company or upon his death or cessation of service as a director with the consent of the Company. If the Optionee shall die while serving as a director of the Company, his executor, personal representative or beneficiary shall have the right to exercise the Option at any time within twelve (12) months from the date of death or cessation of service as a director with the consent of the Company in respect of the total number of shares as to which he would be entitled to exercise his Option at the date of his death or cessation of service as a director with the consent of the Company.

     If the Optionee shall cease to serve as a director with the consent of the Company before the Option shall have terminated, the Optionee may exercise the Option within ninety (90) days after the date on which he ceases to serve as a director of the Company.

     No Option under the Plan shall be sold, assigned, pledged, encumbered or otherwise transferred by the Optionee.

6.    Exercise of Options

     An Optionee electing to exercise an Option under the Plan shall give written notice to the Company of such election and of the number of shares the Optionee has elected to acquire. Until the Optionee has been issued a certificate or certificates for the shares so acquired, the Optionee shall possess no stockholder rights with respect to any such shares.


7.    Restrictions on Disposition and Obligation of Resale

     Shares of Common Stock acquired by an Optionee pursuant to the exercise of an Option under the Plan shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated, except as provided below. (Any such sale, transfer or other disposition, or any pledge or other hypothecation shall hereinafter be referred to as a "disposition.") In the event of the Optionee's cessation of service as a director for any reason except death or with the consent of the Company, such shares shall be offered for resale to the Company at their original acquisition price. Shares as to which the restrictions against disposition and the obligation of resale to the Company have lapsed in accordance with the provisions set forth below shall be referred to as "free shares." Shares as to which the restrictions against disposition and the obligation of resale to the Company have not lapsed as provided below shall be referred to as "restricted shares."

     The restrictions against disposition and the obligation of resale to the Company of shares acquired pursuant to the Plan shall lapse cumulatively to the extent of twenty-five percent (25%) of the grant on each anniversary date of the date of the Optionee's initial election as a director. Any provision for the lapse of the restrictions against disposition and the obligation of resale shall apply with respect to shares subject to an Option whether or not the Option has been exercised in whole or part on the date of lapse.

     In the event of a "Change In Control," as defined herein, the restrictions against disposition and the obligations of resale to the Company of shares as to which such restrictions and obligation have not otherwise lapsed under the Plan shall immediately lapse.

     Upon the occurrence of the earlier of the death of the Optionee, the Optionee's cessation of service as a director with the consent of the Company, the restrictions against disposition and the obligation of resale to the Company of shares as to which such restrictions and obligation have not otherwise lapsed under the Plan shall immediately lapse.

     In the event of the Optionee's cessation of service as a director for any reason except death or with the consent of the Company, shares issued to the Optionee pursuant to the exercise of an Option under the Plan, which shares have not, as of the date of termination of employment, become free shares as defined above, shall become subject to an obligation of immediate resale to the Company. Shares subject to such obligation of resale shall be delivered to the Company within 30 days following the termination of employment. Within 60 days following a timely delivery of shares, the Company will compensate the Optionee
     (at the original acquisition price) for such number of shares as the Company elects to purchase and will return to the Optionee any shares not so purchased. Restricted shares which are not delivered to the Company within 30 days following the cessation of service as a director shall remain subject to the restrictions against disposition and such restrictions shall not lapse as otherwise provided in this Section 7. Nothing in this Section 7 shall require the Company to repurchase shares issued to Optionees under the Plan.

     Notwithstanding any of the foregoing restrictions, any shares acquired under the Plan may at any time be pledged or otherwise hypothecated to secure borrowing by the Optionee to obtain the acquisition price to be paid by the Optionee for such shares; provided, however, that the amount of such borrowing may not exceed the acquisition price of such shares.

     Any questions as to whether and when there has been a termination of employment, and (subject to Section 4 of the Plan) any questions as to the acquisition price of shares, shall be determined by the Board of Directors and its determination of such questions shall be final.

     A "Change In Control" of the Company means for purposes of the
Plan: (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of Common Stock of the Company (the "Outstanding
Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided, however, that any acquisition by the Company or any of its subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding
Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, shall not constitute a change of control; or (ii) individuals who, as of January 1, 1994 constitute the Board (the Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 1994 whose election, or nomination for election, by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Outstanding Company
Voting Securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.


8.   Payment

     The option exercise price shall be payable upon the exercise of the Option and shall be payable in cash, by cashier's check, by certified check or in shares of Common Stock. If shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common
Stock, the Company shall instead return the difference in cash or by check to the Optionee.

9.    Notice of Election under Section 83(b)

     Each Optionee making an election under Section 83(b) of the Internal Revenue Code of 1954, as amended, and the Regulations and Rulings promulgated thereunder will provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service.






10 - Amendments to the Plan

     The Board of Directors of the Company may at any time terminate or from time to time modify or suspend the Plan, provided that no such modification without the approval of the stockholders of the Company shall:

     (a) increase the maximum number of shares which may be issued under the Plan in the aggregate or the number of shares which may be issued to each non-employee director (except as permitted by the last two paragraphs of Section 3);

     (b) extend the period during which Options may be granted under the Plan;

     (c) shorten the period over which the restrictions against disposition and the obligation of resale lapse (except as permitted by the fourth paragraph of Section 7); or

     (d) amend the option exercise price (except as permitted by the last paragraph of Section 3); or


11.    Successors and Assigns

     The provisions of this Plan shall be binding upon all successors and assigns of an Optionee acquiring shares under the Plan, including, without limitation, the estate of any such Optionee and the executors, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Optionee.

12.    Termination Date of the Plan

     The Plan shall terminate on December 31, 2004; provided, however, that Options granted on or before such date shall remain exercisable, in accordance with their respective terms, after the termination of the Plan.






APPENDIX B


                      CURRENT INFORMATION CONCERNING THE PLAN

 1. Board of Directors:

    As of January 31, 1994, the Board of Directors was comprised of Messrs. Frederick R. Adler, Ferdinand Colloredo-Mansfeld, John G. McElwee, Ronald
    L. Skates and Donald H. Trautlein.  Mr. Adler is a partner in Fulbright
    & Jaworski, counsel to the Company.

 2. Securities Subject to the Plan:

    As of January 26, 1994, of an aggregate of 150,000 shares of Common Stock authorized under the Plan, options with respect to 16,000 shares had been granted and were outstanding, and 134,000 shares of Common Stock were reserved for issuance and available for the grant of additional options under the Plan.

 3. Extent of Participation:

  As of January 26, 1994, four non-employee directors were eligible to participate in the Plan and were participating in the Plan.

 4. Options Outstanding:

  The following table sets forth information, as of December 25, 1993, regarding all options outstanding under the Plan:

                               Average Per
 Number of Shares              Share Option               Range of
 Subject to Option             Exercise Price             Expiration Dates

   16,000                         $8.50                   1/26/2004

 5. Legal Matters:

  Frederick R. Adler, a director and officer of the Company, and is a partner in Fulbright & Jaworski. Mr. Adler and certain partners and associates of Fulbright & Jaworski beneficially owned an aggregate of 361,012 shares of Common Stock as of December 31, 1993.




                                  ________________________________


                                          TABLE OF CONTENTS
                                          Page

 Available Information.................     2
 Introduction..........................     3
 The Plan..............................     3
 Nature and Purposes of
 the Plan                                   3
 Duration and Modification............      3
 Administration of the Plan...........      4
 Federal Income Tax Status............      4
 Securities Subject to the
 Plan                                       9
 Adjustment of Option Shares               10
 Eligibility and Participation             10
 Non-Transferability ofOptions             10
 Restrictions on Disposition               10
 Resale of Shares by Affiliates            11
 Grant and Exercise of Options
 Officers and  Directors-
 Section 16(b) Liability                   12
 Death, Termination of Service as
 Director                                  12
 Reports to Stockholders and
   Optionholders                           13
 Legal Matters                             13
 Experts                                   13


 Appendix A--Copy of Plan                 1-A
 Appendix B
 -  Additional Information                B-1
                    ________________________________

                             150,000 Shares


                         DATA GENERAL CORPORATION



                                Common Stock

                              ($.01 Par Value)


                            ___________________


                            Non-Employee Director
                              Stock Option Plan


                       ________________________________


                                 PROSPECTUS



                                April 6, 1994

                       ________________________________


           PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

 Item 6.  Indemnification of Directors and Officers

  Section 145 of the General Corporation Law of Delaware permits indemnifica-tion of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article TENTH of the Restated Certificate of Incorporation and Article VI of the Company's By-Laws contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. The Company has also entered into indemnification agreements with its directors and officers based on the indemnification provisions in Section 145.

  The Company carries a directors' and officers' liability insurance policy which provides for payment of certain liability claims and related expenses of the Company's directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Company's By-laws and the General Corporation Law of Delaware.

 Item 8. Exhibits
 3(a) -The Data General Corporation Employee Qualified Stock Purchase Plan is set forth in this Registration Statement as Appendix A to the prospectus.

 3(b) -Restated Certificate of Incorporation of the Company, as amended, including the Company's Certificate of Designation dated October 17, 1986, previously filed as Exhibit 3(a) to the Company's Annual Report on Form
  10-K for the fiscal year ended September 27, 1986, which is incorporated herein by reference and the amendment to the Restated Certificate of Incorporation of the Company previously filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1987, which is incorporated herein by reference.

3(c) By-Laws of the Company, as amended, previously filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 30, 1989, which is incorporated herein by reference.

 5  Opinion of Fulbright & Jaworski L.L.P.

 24(a)  Consent of Price Waterhouse.

 24(b)  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

 Item 9. Undertakings

 (a)  The undersigned registrant hereby undertakes:

   (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statementor any material change to such information in the registration statement;

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorpor-ated by reference in the registration statement.

   (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the iniotial bona fide offering thereof.

  (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnish pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
  Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.





                               SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Data General Corporation, as employer and issuer, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 26th day of January, 1994.

                                       DATA GENERAL CORPORATION

                                       By:
                                       (Ronald L. Skates, President)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                                   President and Director      January 26, 1994
(Ronald L. Skates)                (Principal Executive Officer)


                                  Chairman of the              January 26, 1994
(Frederick R. Adler)              Executive Committee of Board
                                  Directors and Director


                                  Vice President and           January 26, 1994
(Arthur W. DeMelle)               Chief Financial Officer
                                 (Principal Financial and
                                  Accounting Officer)

                                  Director                     January 26, 1994
(Ferdinand Colloredo-Mansfeld)

                                  Director                     January 26, 1994
(John G. McElwee)

                                  Director                     January 26, 1994
(Donald H. Trautlein)





CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated October 26, 1993, which appears on page 29 of the 1993 Annual Report to Stockholders of Data General Corporation, which is incorporated by reference in Data General Corporation's Annual Report on Form 10-K for the year ended September 25, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 19 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse

Boston, Massachusetts
April 5, 1994







                          FULBRIGHT & JAWORSKI L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                              666 Fifth Avenue
                           New York, New York 10103


Data General Corporation           March 28, 1994
4400 Computer Drive
Westboro, Massachusetts 01580

Dear Sirs:

We refer to the registration statement on Form S-8(the"Registration State-ment"), to be filed by Data General Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 150,000 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), to be issued by the Company pursuant to the Company's 1994 Non-Employee Director Stock Option Plan (the "Plan").

As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the Company has taken all necessary corporate action to authorize the issuance of the Shares pursuant to the Plan and, when issued and paid for under the Plan in accordance with the Plan, such shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

Very truly yours,

Fulbright & Jaworski L.L.P.